UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 26, 2010

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Paladin Realty Income Properties, Inc. (the “Company”) entered into a Fifth Amended and Restated Advisory Agreement, dated as of July 28, 2010 (the “Amended Advisory Agreement”) with Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC which extends the Fourth Amended and Restated Advisory Agreement for another one-year term ending on July 28, 2011. The other terms of the Fourth Amended and Restated Advisory Agreement remain unchanged.

A copy of the Amended Advisory Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 26, 2010, the dividend committee of the board of directors of the Company declared cash distributions for the month of August 2010. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on September 15, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amended and Restated Advisory Agreement dated as of July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: July 28, 2010	By:	/S/ JOHN A. GERSON
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Fifth Amended and Restated Advisory Agreement dated as of July 28, 2010